                                            Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-259374 and 333-147217) of Compass Diversified Holdings of our report dated March 29, 2024, relating to the consolidated financial statements of The Honey Pot Holdings, LLC and as of and for the years ended December 31, 2023 and 2022, appearing in this Current Report on Form 8‑K of Compass Diversified Holdings.

/s/ Moss Adams LLP

Los Angeles, California
April 10, 2024